                                                                 CLASS A WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF ARE NOT TRANSFERABLE EXCEPT AS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 6, 2000 BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS NAMED THEREIN, AS AMENDED. THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND LAWS.

                                   TNPC, INC.

                           WARRANT FOR THE PURCHASE OF
                                    SHARES OF
                             NON-VOTING COMMON STOCK



No. ___                                                      ____________Shares


         BY THIS WARRANT (this "WARRANT"), TNPC, Inc., a Delaware corporation (the "COMPANY"), certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, __________ (along with its registered permitted assigns, the "HOLDER"), is entitled to subscribe for and purchase from the Company, subject to the terms and conditions set forth herein, _____________ (subject to adjustment as set forth herein) fully paid and non-assessable shares (the "SHARES") of the Company's Non-Voting Common Stock (as defined herein), at a price per share equal to $10.00 per Share (the "EXERCISE PRICE"), subject to adjustment as set forth herein.

         1. DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "BOARD" means the Board of Directors of the Company.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banks are authorized or required by law to close in the city of Houston, Texas.

         "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "COMMON STOCK" means both the Company's Voting Common Stock and Non-Voting Common Stock.

         "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

         "EXERCISE NOTICE" has the meaning set forth in Section 2(a).

         "EXERCISE PRICE" means the initial Exercise Price specified in the first paragraph of this Warrant, as adjusted from time to time as provided in SECTION 7.

         "EXPIRATION TIME" has the meaning set forth in Section 2(a).

         "FAIR MARKET VALUE" means, at or prior to an Initial Public Offering or if the Common Stock is otherwise not traded in such manner that the quotations referred to below are available for the period required hereunder, the fair value per share of the Common Stock as determined by the Special Committee in good faith and irrespective of any accounting treatment. After the occurrence of an Initial Public Offering, Fair Market Value shall mean, in the event the Common Stock is publicly traded, the Closing Price on the day in question if such day is a Trading Day, and if not, on the previous Trading Day. The "Closing Price" for each Trading Day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing sale price for such day reported by The Nasdaq Stock Market, if the Common Stock is traded over the counter and quoted in the National Market System, or if the Common Stock is so traded, but not so quoted, the average of the closing reported bid and asked prices of the Common Stock as reported by Nasdaq or any comparable system or, if the Common Stock is not listed on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. "Trading Day" means a day on which the principal exchange or quotation system on which the Common Stock is then traded is open for trading.

         "INITIAL EXERCISE DATE" means the earlier to occur of (i) December 31, 2000, (ii) six months following the occurrence of an Initial Public Offering, or (iii) entering into an agreement by the Company providing for a Sale Transaction.

         "NON-VOTING COMMON STOCK" means the Company's Non-Voting Common Stock, par value $.01 per share; PROVIDED, THAT, from and after the time that all of the outstanding shares of the Company's Non-Voting Common Stock have been converted into shares of the Company's Voting Common Stock pursuant to the terms of the Amended and Restated Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), all references in this Warrant to "Non-Voting Common Stock" shall refer to Voting Common Stock.

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "INITIAL PUBLIC OFFERING" means the initial firm commitment underwritten public offering of shares of Common Stock.

         "SALE TRANSACTION" means any consolidation or merger of the Company with or into any Person or any Person with or into the Company as a result of which the Common Stock is converted into or exchanged for Capital Stock or other securities of another Person that are publicly traded on a national securities exchange or automated quotation system or for cash or for a combination of the foregoing.

         "SHARES" has the meaning set forth in the first paragraph of this Warrant.

         "SPECIAL COMMITTEE" means the Special Committee of the Board referred to in the Stockholders Agreement for as long as such committee is required pursuant to the Stockholders Agreement, and thereafter means to the entire Board.

         "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of January 6, 2000 by and among the Company and the stockholders party thereto, as amended from time to time.

         "VOTING COMMON STOCK" means the Company's Common Stock, par value $.01 per share, other than that which is designated Non-Voting Common Stock.

         "WARRANT REGISTER" has the meaning set forth in Section 4.

         2.       EXERCISE OF WARRANT; COMPANY OFFICE; EXPIRATION.

         (a) GENERAL. This Warrant may be exercised at any time or from time to time on or after the Initial Exercise Date and shall remain exercisable thereafter until 5:00 p.m. Central Time on the date five years after the Initial Exercise Date (the "EXPIRATION TIME"), as to the entire number or any lesser number of whole Shares covered by this Warrant. This Warrant shall expire and be deemed canceled immediately after the Expiration Time if not exercised in accordance with the terms hereof.

         (b) METHOD FOR EXERCISING. The Holder may exercise this Warrant by the surrender of this Warrant to the Company at its office at 10 Glenville Street, Greenwich, Connecticut 06831 or such place as is designated in writing by the Company, together with a duly executed election in substantially the form of EXHIBIT A attached hereto and made a part hereof for all purposes (the "EXERCISE NOTICE"). The Holder must elect in the Exercise Notice to either (i) to the extent permissible under applicable securities laws without the registration of the issuance of the Shares issuable upon such exercise under the Securities Act of 1933, as amended, exercise some or all of this Warrant for cash or (ii) exercise some or all of this Warrant on a cashless basis under which the Holder will receive a number of Shares having a Fair Market Value (determined on the day of exercise) equal to the excess of (1) the total Fair Market Value (determined on the day of exercise) of the Shares for which this Warrant is to be exercised on a cashless basis as specified in the Exercise Notice, over (2) the aggregate cash Exercise Price for such Shares. If the Holder elects to exercise this Warrant for cash, the applicable Exercise Price shall be paid by the Holder by delivering to the Company cash, wire transfer or a certified check, bank draft or money order payable to the order of the Company in the amount of the aggregate Exercise Price of the Shares represented by this Warrant to be issued pursuant to a duly executed Exercise Notice.

         3. STOCK OWNERSHIP; STOCK CERTIFICATES; PARTIAL EXERCISE. Upon each exercise of this Warrant, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise as of the close of business on the day this Warrant is exercised, notwithstanding that the stock transfer books of the Company shall then be closed or certificates representing such Shares shall not then have been actually delivered to the Holder. As soon as possible after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares issuable upon such exercise issued in such denominations as may be specified by Holder in the Exercise Notice and registered in the name of the Holder or, subject to SECTION 11, such other name or names as shall be designated in the Holder's election to exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares subject to purchase hereunder on the terms and conditions set forth herein (including all changes and adjustments that have occurred hereunder).

         4. COMPANY RECORDS; TRANSFER OR ASSIGNMENT OF WARRANT; EXCHANGE OF WARRANT. Any Warrants issued in connection herewith or in substitution herefor, upon complete or partial transfer, assignment or exercise shall be numbered and shall be registered in the warrant register of the Company (the "WARRANT REGISTER") as they are issued. The Company shall treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, except that if the Warrant is properly transferred or assigned in accordance with the terms hereof and written notice of such transfer or assignment is given to the Company, the Company shall treat the transferee or assignee as the owner thereof for all purposes. Subject to the terms hereof, this Warrant shall be transferred by the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced if requested by the Company in its reasonable discretion. The Company shall immediately register all assignments and transfers in the Warrant Register and, upon any registration of assignment or transfer, the Company shall deliver a new Warrant or Warrants to the person or entity entitled thereto on the terms and conditions set forth herein (including all changes and adjustments that have occurred hereunder). This Warrant, if properly transferred or assigned, may be exercised by a subsequent Holder without having a new Warrant issued. This Warrant may be exchanged at the option of the Holder thereof for another Warrant, or other Warrants, of different denominations and representing in the aggregate the right to purchase the same number of shares of Common Stock on the terms and conditions set forth herein (including all changes and adjustments that have occurred hereunder) upon surrender to the Company or its duly authorized agent. All provisions of this SECTION 4 shall be subject to SECTION 10.

         5. RESERVED STOCK. The Company shall reserve and keep available at all times solely for the purpose of providing for the exercise of this Warrant the maximum number of shares of Common Stock as to which this Warrant may then be exercised. All such shares shall be duly authorized and free of preemptive rights and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable.

         6. PAYMENT OF TAXES. All Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued as fully paid and non-assessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery hereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock issuable upon exercise of this Warrant in any name other than the Holder, and in such case the Company shall not be required to issue or deliver any share certificate until such tax or other charge has been paid or it is has been established to the satisfaction of the Company that no such tax or other charge is due.

         7.       CERTAIN ADJUSTMENTS.

         (a) NUMBER OF SHARES; EXERCISE PRICE. The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this SECTION
7. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this SECTION 7 either at the time of such event or promptly thereafter.

         (b) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

                  (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the then current Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

         (c) CERTAIN OTHER DISTRIBUTIONS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (i)  cash,

                  (ii) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash or shares of Common Stock), or

                  (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever, then the Company shall make provision such that the holder of this Warrant shall, upon exercise of this Warrant, receive, in addition to the number of Shares issuable in connection with such exercise, such cash, evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights that would have been distributed with respect to such Shares if such Shares had been outstanding at the time of such dividend or distribution after appropriate adjustment to take into account all adjustments made pursuant to SECTION 7 after such record date and prior to such exercise of this Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this SECTION 7(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of SECTION 7(b).

         (d) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price provided for in this SECTION 7:

                  (i) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this SECTION 7 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of Common Stock, as provided for in SECTION 7(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment or less than one cent ($.01) to the Exercise Price. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this SECTION 7 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (ii) FRACTIONAL INTERESTS. In computing adjustments under this SECTION 7, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

                 (iii) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                 (iv) ESCROW OF PROPERTY. If after any property or securities becomes distributable pursuant to this SECTION 7 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and Holder exercises this Warrant, any additional securities or other property issuable upon exercise by reason of such adjustment shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the then current Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed property or securities shall be canceled by the Company and the escrowed property returned.

         (e) NO IMPAIRMENT. The Company shall not, by amendment of the Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in carrying out all of such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not permit the par value of any Shares receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of this Warrant from time to time outstanding, and (iii) will not take any action which results in any adjustment to the Exercise Price if the total number of shares of Common Stock issuable after such action upon the exercise of all of this Warrant would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation and available for the purpose of issuance upon such exercise.

         (f) NOTICE. Whenever there shall be an adjustment as provided in this
SECTION 7, the Company shall promptly cause written notice thereof to be sent to the Holder, which notice shall set forth the Exercise Price after such adjustment and a brief statement of the facts requiring such adjustment and the computation thereof. However, the failure by the Company to satisfy its obligations under this SECTION 7(f) shall not in any manner affect or alter the rights of the Holder under this Warrant.

         (g) FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares of Common Stock or other Capital Stock of the Company upon the exercise of this Warrant. If any fraction of a Share would be issuable upon the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Fair Market Value of such Share of Common Stock on the date of exercise of the Warrant.

         (h) TREASURY STOCK. For the purposes of this SECTION 7, the sale or other disposition of any Common Stock theretofore held in the Company's treasury shall be deemed to be an issue thereof.

         (i) VALID ISSUANCE. All Shares which may be issued upon the exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.

         8. CERTAIN CORPORATE EVENTS OR ACTIONS.

         (a) CONSOLIDATION, MERGER, ETC. In case of any consolidation with or merger of the Company with or into another corporation or other entity (except for a merger or consolidation in which the Company is the continuing corporation other than as a subsidiary of another corporation or other entity and there is no change in or distribution with respect to the Common Stock), or in case of any sale, lease or conveyance to another corporation or other entity of the assets of the Company as an entirety or substantially as an entirety, then each Holder shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of Shares for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and such successor, purchasing, leasing or receiving corporation or other entity, as the case may be, shall, prior to and as a condition to the occurrence of such event, (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of Shares for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and (ii) make effective provision in the Certificate of Incorporation or similar governing instrument or otherwise, if needed, in order to effect such agreement. Such agreement shall provide for adjustments which shall be equivalent to the adjustments in SECTION 7 and shall contain provisions equivalent to this SECTION 8.

         (b) RECLASSIFICATION, ETC. In case of any reclassification or change of the Shares issuable upon exercise of this Warrant, the Holder shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification or change by a holder of the number of shares of Common Stock into which this Warrant would have been exercisable immediately prior to such reclassification or change. Thereafter, appropriate provision (as determined by the Board in good faith) shall be made for adjustments which shall be equivalent to the adjustments in SECTION 7. This
SECTION 8(b) shall be applicable to successive reclassifications or changes.

         9. CERTAIN NOTICES. In case at any time the Company shall propose:

         (a) to pay any dividend or make any distribution on shares of Common Stock or to fix a record date for the making of any such dividend or distribution to holders of Common Stock; or

         (b) to take, or fix a record date for, any action that would result in any adjustment to the Exercise Price pursuant to SECTION 7;

         (c) to effect any reclassification or change of outstanding shares of Common Stock, or consolidation or merger, or sale, lease or conveyance of property, of the type addressed in SECTION 8;

or

         (d) to effect any voluntary or involuntary liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof to the Holder at least 10 days prior to the date on which (i) the books of the Company shall close, or a record date shall be set, for any such action described in SECTION 9(a) OR (b) or (ii) such reclassification, change, consolidation, merger, sale, lease, conveyance, liquidation, dissolution or winding-up shall be effective, as the case may be.

         10. EXPENSES. Subject to SECTION 6, the Company shall pay all costs, fees, taxes (other than any federal or state income or stock transfer taxes) and expenses payable in connection with the preparation, issuance and delivery from time to time of Shares or other securities issued upon the exercise of this Warrant.

         11. RESTRICTIONS ON TRANSFER. The Holder, by its acceptance hereof, represents and warrants that it is acquiring this Warrant and any Shares issued upon the exercise of this Warrant for investment purposes, for its own account, and not with an intent to sell or distribute this Warrant or any such Shares except in compliance with applicable United States federal and state securities law. THE HOLDER AGREES THAT IT MAY NOT TRANSFER, SELL, ASSIGN OR PLEDGE THIS WARRANT EXCEPT AS PERMITTED BY THE STOCKHOLDERS AGREEMENT. In addition, neither this Warrant nor any of the Shares issued upon the exercise of this Warrant, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. The provisions of this SECTION 11 shall be binding upon all subsequent holders of this Warrant, if any. The Shares or other securities issued upon exercise of this Warrant shall be subject to a stop-transfer order and the certificate or certificates evidencing any such shares shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 6, 2000 BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS THEREOF, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND LAWS.

         12. REGISTRATION OF COMMON STOCK; LISTING. At any such time as the Common Stock is listed for trading on a national securities exchange or the Nasdaq Stock Market, the Company will, at its expense, obtain promptly and maintain the approval of all securities exchanges (including, for this purpose, The Nasdaq Stock Market) on which the Common Stock is then listed for trading for an additional listing, upon official notice of issuance, of the Shares issuable upon exercise of this Warrant and maintain the listing of such Shares after their issuance.

         13. LOSS, THEFT, ETC. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and upon surrender and cancellation of any Warrant if mutilated, the Company shall execute and deliver to the Holder thereof a new Warrant in the form and substance of the lost, stolen, destroyed or mutilated Warrant (including all changes and adjustments that have occurred hereunder). In any such event, the Company shall have the right to require the Holder to post a bond as security therefor, the cost of which shall be paid by the Holder.

         14. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation upon such Holder to purchase any securities or as imposing any liability upon such Holder as a stockholder of the Company, whether such obligation or liability is asserted by the Company or by creditors of the Company at law or in equity.

         15. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

         16. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         17. NOTICES. All notices and other communications provided for herein shall be in writing and shall be effective (i) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (ii) one Business Day after the date on which such notices are delivered to a nationally recognized courier service with evidence of receipt, or (iii) three Business Days after the date on which the same is deposited, postage prepaid, in the U.S. Mail, sent by certified mail, return receipt requested, postage prepaid, in each case and addressed (a) if to any Holder of any Warrant, to the address of such Holder as set forth in the Warrant Register or to such other address as such Holder has notified the Company of in writing or (b) if to the Company, to the address set forth in SECTION 2 or to such other address as the Company may designate by written notice; PROVIDED, HOWEVER, that the exercise of any Warrant shall be effected only in the manner provided in SECTION 2.

         18. MISCELLANEOUS. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Warrant which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect.

         19. NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If the Company fails to comply with any other provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         20. SUCCESSORS AND ASSIGNS. Subject to the provisions of SECTION 11 hereof, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

         21. AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived by the written consent of the Company and the Holders.

         22. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated: July __, 2000                                 TNPC, INC.


                                                     By:
                                                        ---------------------
                                                     Name:
                                                          -------------------
                                                     Title:
                                                           ------------------


ATTEST


By:
   ------------------------
Name:
     ----------------------
Title:
      ---------------------

                                                            EXHIBIT A TO WARRANT

To:      TNPC, Inc.
         10 Glenville Street
         Greenwich, Connecticut 06831

                              ELECTION TO EXERCISE

         The undersigned hereby exercises his or its rights to subscribe for __________ Shares covered by the within Warrant. The undersigned elects pursuant to SECTION 2 of the Warrant:

         (i) ____ to tender payment herewith in the amount of $____________; or

         (ii) ____ to exercise the Warrant on a cashless basis as provided in SECTION 2(b);

in accordance with the terms thereof, and requests that certificates for such shares in the following denominations be issued in the name of, and delivered to, the person at the following address:


                  Denominations:
                                 ---------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------

                  ------------------------------------------------------------
                          (Print Address and Social Security Number or
                          Employer Identification Number as applicable)

and, if said number of Shares shall not be all the Shares covered by the within Warrant, that a new Warrant for the balance remaining of the Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Date:  __________, ____                     Name:
                                                 --------------------------
                                                         (Print)

                                                 --------------------------
                                                        (Signature)

                                         Address:
                                                 --------------------------
                                                 --------------------------